EXHIBIT 10.3

INTELLECTUAL PROPERTY LICENSE AGREEMENT
between
NORTHROP GRUMMAN SYSTEMS CORPORATION
and
NORTHROP GRUMMAN SHIPBUILDING, INC.
Dated as of [________]

TABLE OF CONTENTS
(Continued)

ii

INTELLECTUAL PROPERTY LICENSE AGREEMENT
     INTELLECTUAL PROPERTY LICENSE AGREEMENT, dated as of [______________] (this “License Agreement”), between Northrop Grumman Systems Corporation, a Delaware corporation (“NGSC”) and Northrop Grumman Shipbuilding, Inc., a Virginia corporation (“NGSB”).
RECITALS
     A. NGSC, NGSB, Northrop Grumman Corporation, a Delaware corporation (“NGC”), New P, Inc., a Delaware corporation (“New NGC”), and Huntington Ingalls Industries, Inc., a Delaware corporation (“HII”), have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, pursuant to which New NGC intends to distribute to its stockholders its entire interest in HII by way of a stock dividend (the “Distribution”).
     B. Following the Distribution, NGSC will be a wholly owned subsidiary of New NGC (which will be renamed “Northrop Grumman Corporation”) and NGSB will be a wholly owned subsidiary of HII and will be renamed “Huntington Ingalls Industries Company.”
     C. The parties wish to set forth their agreements as to certain matters regarding Intellectual Property (as defined below) under which each party shall grant to the other a non-exclusive license of the Intellectual Property owned by such party or any of its Affiliates that is used by the other party in the conduct of their respective businesses and within the Field of Use (as defined below).
AGREEMENT
     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Table of Definitions. The following terms have the meanings set forth on the pages referenced below:

Definition	Page
Affiliate	2
Business Day	2
Disclosing Party	7
Distribution	1
Field of Use	2
Governmental Authority	3
HII	1
Improved Software	5

Definition	Page
Indemnifying Party	9
Intellectual Property	3
License Agreement	1
Licensed Intellectual Property	3
Licensee	3
Licensor	3
Licensor Indemnitees	9
Line of Business	3
New NGC	1
NGC	1
NGSB	1
NGSC	1
Person	3
Proprietary Information	7
Receiving Party	7
Relevant Usage Period	3
Separation Agreement	1
Software	3
Subsidiary	3
     Section 1.2 Certain Defined Terms. For the purposes of this License Agreement:
          “Affiliate” of any Person means a Person that controls, is controlled by, or is under common control with such Person; provided, however, that for purposes of this License Agreement, NGSC and its Subsidiaries shall not be deemed to be an Affiliate of NGSB and NGSB and its Subsidiaries shall not be deemed to be an Affiliate of NGSC. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
          “Field of Use” means, as to any Intellectual Property, the use of such Intellectual Property that the Licensee has made in the ordinary course of its business in the Relevant Usage Period prior to and including the Distribution, including the general manner and scope of such use in the Line of Business for which the Intellectual Property has been used during such Relevant Usage Period. In the event of a dispute between the parties as to whether a particular use by a Licensee of Licensed Intellectual Property licensed to such Licensee is within the applicable Field of Use, the Licensee will have the burden of proof by a preponderance of the evidence.

          “Governmental Authority” means any United States or non-United States federal, state, local, territorial, tribal or international court, government, department, commission, board, bureau, agency, official or other legislative, judicial, regulatory, administrative or governmental authority.
          “Intellectual Property” or “IP” means all of the following intellectual property rights, whether arising under the laws of the United States or the laws of any other jurisdiction: (a) patents, (b) copyrights, (c) trade secrets, know-how and other confidential and proprietary information, and (d) all registrations and applications for registration of any of the foregoing, but excluding (e) trademarks, service marks, domain names and similar rights.
          “Licensed Intellectual Property” means all Intellectual Property owned by a party or any of its Affiliates as of the Distribution that, in the Relevant Usage Period prior to or at the time of the Distribution, is being used by the other party or any of its Affiliates in the ordinary course of such other party’s or any of its Affiliate’s businesses.
          “Licensee” means, collectively, a party and its Affiliates in their capacity as licensees to which a license of Licensed Intellectual Property is granted by Licensor hereunder.
          “Licensor” means, collectively, a party and its Affiliates in their capacity as licensors of Licensed Intellectual Property that is licensed to Licensee hereunder.
          “Line of Business” means a set of one or more highly related products which service a particular business need.
          “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.
          “Relevant Usage Period” means, in the case of the Licensed Intellectual Property that is described in Schedule A, the applicable period specified therein or, in the case of all other Licensed Intellectual Property, the 12-month period prior to the Distribution.
          “Software” means computer software and databases, together with, as applicable, object code, source code, firmware and embedded versions thereof and documentation related thereto.
          “Subsidiary” of any Person means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.
ARTICLE II
GRANT OF LICENSES
     Section 2.1 Grant of Licenses.
          (a) Subject to the terms and conditions of this License Agreement, each Licensor hereby grants to the respective Licensee a non-exclusive, worldwide, fully paid, non-transferable (except as expressly provided in Article VII), irrevocable and perpetual license, solely within such Licensee’s Field of Use, to:
               (i) make (including the right to use any apparatus and practice any method in making), have made, make improvements on, use, import, offer for sale, lease, sell and/or otherwise transfer products and provide services under the patents included in such Licensor’s Licensed Intellectual Property (including any patents that hereafter issue on patent applications that are pending as of the Distribution);
               (ii) use, reproduce, distribute, prepare derivative works of, and publicly perform and publicly display any original works of authorship (or any derivative works based thereon) that are the subject of any of the copyrights included in such Licensor’s Licensed Intellectual Property; and
               (iii) use and exploit any know-how or other trade secrets or proprietary information included in such Licensor’s Licensed Intellectual Property, subject to compliance with the confidentiality obligations set forth in Article IV.
          (b) Each party shall cause its Affiliates to grant the licenses contemplated to be granted by such Affiliates hereunder and to perform all of their obligations imposed hereunder, including the confidentiality obligations set forth in Article IV.
          (c) Each Licensee will, and will cause its Affiliates to, comply with the Field of Use and all other limitations or restrictions imposed under this License Agreement with respect to its and its Affiliates’ use of the Licensed Intellectual Property licensed to it and its Affiliates hereunder.
     Section 2.2 Have Made Rights. The licenses granted in Sections 2.1(a)(i) by the applicable Licensor to the applicable Licensee to have products made by a third party or to import products: (a) apply only when the specifications for such Licensee’s products were created by or specifically for Licensee (either solely or jointly with one or more third parties), (b) extend only to those claims of Licensor’s licensed patents, the infringement of which would be necessitated by compliance with such specifications and (c) do not apply to any methods used, or any products in substantially the same form manufactured or marketed, by such third party, prior to Licensee’s furnishing of such specifications.

     Section 2.3 Right to Sublicense. Each Licensee shall have the right to sublicense freely the rights and licenses granted by the applicable Licensor pursuant to Section 2.1(a) to Licensee’s contractors, sub-contractors and agents for use solely in connection with the operation of Licensee’s business and within the Field of Use. Each Licensee shall ensure that all such permitted sublicensees shall abide by the terms and conditions of this License Agreement, to the extent applicable, and all such grants of sublicenses shall be made in writing and executed by all parties thereto.
     Section 2.4 Licensed Software. The parties agree and acknowledge that any Software that is licensed under this License Agreement shall be licensed only in the form in which it is being used by the Licensee in the ordinary course of its business in the Relevant Usage Period prior to and including the Distribution. Accordingly, if a Licensee is using any source code of any Software licensed to it hereunder by the Licensor in the ordinary course of its business in the Relevant Usage Period prior to and including the Distribution, such Licensee will be permitted to retain such source code and the licenses granted under Section 2.1(a) to such Licensee shall extend to such source code. Notwithstanding the foregoing, for the Software identified on Schedule B hereto that is undergoing improvement or as to which a derivative work is being prepared (“Improved Software”), the parties agree and acknowledge that any such Improved Software that is licensed under this License Agreement shall be licensed in such form existing immediately after successful completion of testing of the improvement and/or derivative works that is in process of being made or prepared as of the Distribution, even if such form comes into existence after the Distribution. Accordingly, for such Improved Software that has been used by the Licensee in source code form in the ordinary course of its business in the Relevant Usage Period prior to and including the Distribution, such Licensee will be permitted to obtain such source code in the form existing immediately after such successful completion of testing and the licenses granted under Section 2.1(a) to such Licensee shall extend to such source code. For the avoidance of doubt, this License Agreement provides for the licensing of Intellectual Property that is owned by a party or an Affiliate thereof and nothing in this License Agreement provides for any sublicensing of Software or any other Intellectual Property that is owned by a third party or any assignment of any license of Software or any other Intellectual Property that is owned by a third party.
     Section 2.5 Delivery of Embodiments of IP. To the extent that a Licensee is not in possession as of the Distribution of any embodiment of Licensed Intellectual Property licensed to such Licensee hereunder, the respective Licensor hereby agrees to deliver to such Licensee upon request, as soon as practicable after the Distribution, copies of all such embodiments of such Licensed Intellectual Property. Thereafter, each Licensor shall have no further obligation to deliver any Licensed Intellectual Property, or copies thereof, to each Licensee under this License Agreement. Each Licensor shall have no further access to, or any obligation to maintain or service, any electronic copies of such Licensed Intellectual Property that is delivered to the Licensee.
     Section 2.6 Jointly Developed Intellectual Property. If either party or any of its Affiliates materially contributed to the development of any Intellectual Property that is owned by the other party or any of the other party’s Affiliates as of the Distribution, and such Intellectual Property does not constitute Licensed Intellectual Property that is licensed to such party and such party’s Affiliates hereunder, the other party agrees that, if such party requests that it and its Affiliates be granted a license to use such Intellectual Property within the scope of their Lines of Business existing as of the Distribution, the other party will consider in good faith granting such requested license.
ARTICLE III
OWNERSHIP
     Section 3.1 Ownership. Each Licensee acknowledges that, as between the parties, each Licensor owns all right, title and interest in and to its Licensed Intellectual Property. Each Licensee agrees that it shall not, directly or indirectly, challenge the validity, enforceability or ownership of the respective Licensor’s Licensed Intellectual Property.
     Section 3.2 Ownership of Improvements and Derivative Works. Each party or its applicable Affiliate will own exclusively all improvements and derivative works created or developed by such party or its Affiliate that are derived from or based on any Licensed Intellectual Property licensed from the other party hereunder, subject to the other party’s retained ownership of the Licensed Intellectual Property on which such improvements and derivative works are based or from which they are derived. Other than for Improved Software as provided in Section 2.4, neither party (nor any Affiliate thereof) shall have any obligation to disclose or license any such improvements or derivative works to the other party.
     Section 3.3 No Other License. Except as expressly provided in this License Agreement, nothing herein shall be construed as granting to a party any license or other rights under any other Intellectual Property rights of the other party whether by implication or estoppel. Nothing herein shall grant either party, in selling or promoting the sale of products or services, the right to directly or indirectly use or refer to the trademarks or trademark type rights of the other party or trademarks or other marks and names similar thereto.
     Section 3.4 Prosecution and Maintenance. Each Licensor shall have the sole and exclusive right, but not the obligation, at its sole cost and expense: (a) to file, prosecute, obtain and maintain, throughout the world, any patents, patent applications and other registrations or applications for registration included in the Licensed Intellectual Property owned by such Licensor, and (b) to conduct or participate, throughout the world, in any interference, reexaminaton, opposition, cancellation, nullification and other interpartes, ex partes or other types of proceedings before the U.S. Patent & Trademark Office and similar authorities, registries or agencies, and all appeals thereof (regardless of forum) involving or relating to such Licensed Intellectual Property. The manner in which any such filing, prosecution, maintenance or any other action is conducted by such Licensor under this Section 3.4 shall be in such Licensor’s sole control and discretion.

ARTICLE IV
CONFIDENTIALITY
     Section 4.1 Proprietary Information. For the purposes hereof, “Proprietary Information” of a party (the “Disclosing Party”) means all business sensitive and/or proprietary information of the Disclosing Party disclosed to, or in the possession of, the other party (the “Receiving Party”), whether disclosed orally, verbally, visually, electronically, in tangible form or otherwise, and regardless of whether marked, denoted or otherwise indicated as “business sensitive,” “proprietary,” “private” or words of similar import. Proprietary Information of Licensor shall include trade secrets and other business sensitive and proprietary information included in the Licensed Intellectual Property.
     Section 4.2 Confidentiality.
          (a) In maintaining the confidentiality of Proprietary Information of the Disclosing Party, the Receiving Party shall exercise the same degree of care that it exercises with its own Proprietary Information, but in no event less than a reasonable degree of care. Without limiting any of the foregoing, the Receiving Party shall not disclose or give access to any such Proprietary Information to any third party, other than its personnel, sublicensees or customers pursuant to contract requirements, without the prior written consent of the Disclosing Party. The Receiving Party shall restrict access to such Proprietary Information to those of its personnel and sublicensees having a strict need for access thereto, and shall use commercially reasonable efforts to ensure that each of its personnel and sublicensees holds in confidence the Proprietary Information of the Disclosing Party in accordance with the terms and conditions hereof. The Receiving Party shall, and shall cause its personnel and sublicensees to, make no use, directly or indirectly, of any Proprietary Information of the Disclosing Party for any purpose other than as authorized hereunder. The Receiving Party shall not copy or reproduce the Proprietary Information or any portion thereof, or remove any tangible copies of the Proprietary Information or any portion thereof from the Receiving Party’s facilities except as reasonably required in connection with exercising the rights licensed hereunder or as expressly permitted by the Disclosing Party.
          (b) The confidentiality obligations contained in Section 4.2(a) shall not apply to any information that contemporaneous written records of the Receiving Party demonstrate (a) was lawfully disclosed to the Receiving Party without restriction by an unrelated third party who does not have any obligations of confidentiality to the Disclosing Party, (b) the Receiving Party independently developed such information prior to the Distribution without any use of or reference to the Proprietary Information of the Disclosing Party or (c) is or becomes part of the public domain through no fault of the Receiving Party, it being understood that if only a portion of any such information is or becomes part of the public domain (including by way of issued patents or published patent applications), the confidentiality obligations of the Receiving Party with respect to the rest of the Proprietary Information shall remain intact without modification.

     Section 4.3 Limited Exception. The obligation of confidentiality and non-disclosure contained in this License Agreement shall not apply to the extent that the Receiving Party is required to disclose any Proprietary Information of the Disclosing Party by a valid subpoena, order or regulation of a governmental agency or a court of competent jurisdiction having jurisdiction over the Receiving Party; provided, however, that the Receiving Party shall not intentionally make any such disclosure without (a) first notifying the Disclosing Party and allowing the Disclosing Party a reasonable opportunity to prevent or limit such disclosure (either by challenging or quashing any such subpoena, order or regulation or obtaining injunctive relief from, or a protective order with respect to, the obligation to make such disclosure), and (b) reasonably cooperating, at Disclosing Party’s expense, with the Disclosing Party’s efforts to prevent or limit such disclosure.
     Section 4.4 Unauthorized Disclosure. The Receiving Party acknowledges and confirms that the Proprietary Information of the Disclosing Party constitutes proprietary information and trade secrets valuable to the Disclosing Party, and that the unauthorized use, loss or outside disclosure of such Proprietary Information shall cause irreparable injury to the Disclosing Party. The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of such Proprietary Information, and will cooperate with the Disclosing Party in every reasonable way to help regain possession of such Proprietary Information and to prevent its further unauthorized use. The Receiving Party acknowledges and agrees that monetary damages may not be a sufficient remedy for unauthorized disclosure of Proprietary Information of the Disclosing Party and that the Disclosing Party shall be entitled, without waiving other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction. The prevailing party shall be entitled to recover reasonable attorney’s fees incurred by it in connection with any action commenced by the Disclosing Party against the Receiving Party arising out of or relating to any alleged disclosure of Proprietary Information of the Disclosing Party by the Receiving Party in breach of this License Agreement.
ARTICLE V
REPRESENTATIONS; DISCLAIMER
     Section 5.1 Mutual Representations. Each party represents and warrants that (a) it has the power and authority to enter into this License Agreement and has taken all necessary corporate action to authorize its performance under this License Agreement; (b) this License Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of each such party, enforceable in accordance with its terms; (c) no consent or authorization of, filing with, or notice to any governmental authority is required in connection with its performance under this License Agreement; and (d) its entering into this License Agreement or performance by it hereunder will not violate any federal, state or local licensing or other statute, rule or regulation, or any contractual obligation of such party. Each party agrees to comply with all applicable Laws, rules and regulations in connection with its activities under this License Agreement.
     Section 5.2 Disclaimer. Except as expressly set forth in this License Agreement, each of the licenses of Licensed Intellectual Property granted by a Licensor hereunder are made “as-is” and “where-is.” Each Licensor hereby disclaims all representations or warranties of any kind, either express or implied, including any warranty of merchantability, fitness for a particular purpose, non-infringement or any other matter with respect to any Licensed Intellectual Property licensed by such Licensor, whether used alone or combined with other products or services.
     Section 5.3 Limitations on Liability. Except for any willful breach of Articles III and IV, under no circumstances shall either party be liable to the other party for indirect, incidental, consequential, punitive or exemplary damages (even if such other party has been advised of the possibility of such damages) arising from a claim for breach of any provision of this License Agreement. Notwithstanding the foregoing, the provisions of this Section 5.3 shall not limit an Indemnifying Party’s indemnification obligations with respect to any Liability that any Licensor Indemnitee may have to any third party that is not an Affiliate of any party.
     Section 5.4 Indemnification. Following the Distribution, each Licensee (an “Indemnifying Party”) shall indemnify, defend and hold harmless the respective Licensor and such Licensor’s Affiliates and its and their respective current, former and future directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Licensor Indemnitees”), from and against any and all (a) Third Party Claims (as defined in the Separation Agreement) asserted or brought against any of the Licensor Indemnitees based on or relating to the exercise by the Indemnifying Party or any of its Affiliates of the license to use the Licensed Intellectual Property that is granted to such Licensee or any such Affiliates hereunder or otherwise relating to the Indemnifying Party’s or any of its Affiliates’ use of the Licensed Intellectual Property licensed hereunder and (b) all Liabilities relating to, arising out of or resulting from any such Third Party Claims. The notice and other indemnification procedures set forth in Sections 5.4, 5.5 (other than Section 5.5(b)), 5.6, 5.7 and 5.8 of the Separation Agreement that apply to indemnification claims arising under Article V of the Separation Agreement are hereby incorporated by reference and shall apply to any indemnification claims arising under this Section 5.4.
ARTICLE VI
TERM
     Section 6.1 Term. The rights granted to each party under this License Agreement shall be irrevocable and perpetual and shall not be terminable by either party, and such rights shall continue in full force and effect notwithstanding any breach by the other party hereunder; provided that, if any Licensee breaches any limitations or restrictions imposed on it in Sections 2.1, 2.2 or 2.3 with respect to its use of any Licensed Intellectual Property licensed to it hereunder, or materially breaches any confidentiality obligations set forth in Article IV with respect to its use of any Licensed Intellectual Property licensed to it hereunder, then, effective upon 30 days’ prior written notice by the Licensor to the Licensee, such Intellectual Property thereafter shall be excluded from the Licensed Intellectual Property licensed to the Licensee hereunder and, upon the expiration of such 30-day period, Licensee shall cease any and all use of such Licensed Intellectual

Property unless, prior to expiration of such 30-day period, Licensee has fully cured such breach.
ARTICLE VII
TRANSFERABILITY
     Section 7.1 Assignment. This License Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this License Agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may freely assign or otherwise transfer this License Agreement or its rights hereunder, in whole or in part, to any of its Affiliates or to a third party in connection with the sale of all or substantially all of the assets of such party or any of its Affiliates to which this License Agreement pertains or in connection with a merger, consolidation, corporate reorganization or any change of control of such party or any of its Affiliates or a sale or divestiture of any of the product lines, operating units or business divisions of such party or any of its Affiliates; provided that (a) the assigning party shall provide written notice to the other party of any such assignment, and (b) such assignee shall agree to assume all applicable obligations of the assigning party hereunder, and to be subject to the terms of this License Agreement. For the avoidance of doubt, any permitted assignee of any license granted under Article II of this License Agreement is subject to the Field of Use and all other limitations or restrictions imposed under this License Agreement with respect to such license, including in particular the Field of Use limitation that limits use of Licensed Intellectual Property to use by and in the Line of Business where and as the Licensed Intellectual Property was used during the Relevant Usage Period prior to the Distribution.
ARTICLE VIII
GENERAL PROVISIONS
     Section 8.1 Amendment and Modification. This License Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.
     Section 8.2 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
     Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to NGSC prior to the date on which New NGC relocates its corporate headquarters, to:

c/o Northrop Grumman Corporation
1840 Century Park East
Los Angeles, CA 90067-2199
Attention: General Counsel
Facsimile:

(ii)	if to NGSC after the date on which New NGC relocates its corporate headquarters, to:

c/o Northrop Grumman Corporation
4101 Washington Avenue
Newport News, VA 23607
Attention: General Counsel
Facsimile:

(iii)	if to NGSB, to:

c/o Huntington Ingalls Industries, Inc.
4101 Washington Avenue
Newport News, VA 23607
Attention:
Facsimile:
     Section 8.4 Interpretation. When a reference is made in this License Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this License Agreement unless otherwise indicated. The table of contents and headings contained in this License Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this License Agreement. All words used in this License Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this License Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this License Agreement as if set forth herein. The word “including” and words of similar import when used in this License Agreement shall mean “including, without limitation,” unless otherwise specified. Where either party’s consent is required hereunder, except as otherwise specified herein, such party’s consent may be granted or withheld in such party’s sole and absolute discretion. The word “day” when used in this License Agreement shall mean “calendar day,” unless otherwise specified.
     Section 8.5 Entire Agreement. This License Agreement, the Separation Agreement and the Exhibits, Schedules and Appendices hereto and thereto constitute the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof. This License Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby other than those expressly set forth herein or in any document required to be delivered hereunder. Notwithstanding any oral agreement or course of action of the parties or their representatives to the contrary, no party to this License Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this License Agreement shall have been executed and delivered by each of the parties.
     Section 8.6 No Third-Party Beneficiaries. Nothing in this License Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this License Agreement.
     Section 8.7 Governing Law. This License Agreement and all disputes or controversies arising out of or relating to this License Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 5-1401 of the New York General Obligations Law).
     Section 8.8 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this License Agreement brought by any other party or its successors or assigns shall be brought and determined in any federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this License Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided in Section 8.3 shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this License Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this License Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     Section 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this License Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this License Agreement and to enforce specifically the terms and provisions of this License Agreement in any federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.
     Section 8.10 Severability. Whenever possible, each provision or portion of any provision of this License Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this License Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this License Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     Section 8.11 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS LICENSE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LICENSE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 8.12 Counterparts. This License Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     Section 8.13 Facsimile Signature. This License Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

     Section 8.14 Effect if Distribution Does Not Occur. If the Distribution does not occur, then this License Agreement shall automatically be terminated and all actions and events that are, under this License Agreement, to be taken or occur effective as of the Distribution, or otherwise in connection with the Distribution shall not be taken or occur except to the extent specifically agreed by the parties.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NORTHROP GRUMMAN SYSTEMS CORPORATION
By:
Name:
Title:

NORTHROP GRUMMAN SHIPBUILDING, INC.
By:
Name:
Title:

[Signature Page to Intellectual Property License Agreement]